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                                                                   Exhibit 10.31

                           NON-COMPETITION AGREEMENT

     NON-COMPETITION AGREEMENT (the "Agreement") made as of this 28th day of May, 1992 by and between WINDMILL MARKETING SERVICES, INC. (the "Company"), a New Jersey corporation having its principal office and place of business at 100 Lehigh Drive, Fairfield, New Jersey 07006 and WINDMILL NATURAL VITAMIN COMPANY, INC. ("Windmill Vitamin") having its principal office and place of business at 4560 W. Touhy Avenue, Lincolnwood, Illinois 60646.

                              W I T N E S S E T H:

     WHEREAS, Windmill Vitamin has been in the business of soliciting orders for vitamins and cosmetics from retail stores, outlets and other ventures for more than five (5) years and has intimate knowledge of its business and customers, as well as the markets in which it operates;

     WHEREAS, pursuant to that certain Asset Purchase Agreement (the "Asset Purchase Agreement"), dated as of the date hereof, by and between Windmill Vitamin and the Company, Windmill Vitamin has agreed to sell, transfer, convey, assign and deliver, and the Company has agreed to purchase and accept, the business and all or substantially all of Windmill Vitamin's assets provided that Windmill Vitamin agrees not to thereafter compete with the Company on the terms and conditions hereinafter provided.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties intending to be legally bound, agree as follows:

     1. Restrictive Covenants.

          (a) Windmill Vitamin hereby acknowledges and recognizes the highly competitive nature of its business and, accordingly, agrees that in consideration of the premises contained herein and the Non-Compete Fee to be paid hereunder, it will not, other than on behalf of the Company or any affiliate of the Company, during the term hereof, and for a period of five years from and after the termination hereof: (i) directly or indirectly engage in any Competitive Activity (as hereinafter defined) within the United States of America, whether such engagement shall be as an officer, director, consultant, agent, lender, shareholder, or other participant; or
     (ii) assist others in engaging in any Competitive Activity.

          (b) As used herein, the term "Competitive Activity" shall mean (i) the solicitation of purchase orders for vitamins from any retail or wholesale store, outlet or other business, whether through the use of the mails or by any other means, and (ii) the marketing or sale of vitamins to any retail or wholesale store, outlet or other business.

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          (c) In the event of a breach or threatened breach by Windmill Vitamin of the provisions of this paragraph 1, the Company shall be entitled to an injunction restraining it from such breach since the remedy at law would be inadequate and insufficient. In addition, the Company will be entitled to such damages as it can show it has sustained by reason of such breach, and in its discretion from time to time shall be entitled to withhold, and offset against and deduct from, any remaining payments pursuant to paragraph 2 hereof the amount of such damages. Any party hereto shall be entitled to recover their respective reasonable attorneys' fees, client costs and disbursements relating to a dispute over such offset from the other party hereto as the court may determine to be equitable. Nothing herein contained shall be construed as prohibiting the Company from pursuing any other remedies available for such breach or threatened breach or any other breach of this Agreement.

          (d) Anything herein to the contrary notwithstanding, Windmill Vitamin shall no longer be bound by any of the restrictions contained herein in the event that (i) the Company defaults in payment of any of its obligations pursuant to the terms of this Agreement, and (ii) the default described in paragraph 1(d)(i) is not cured within 30 days after the Company has received written notice of such default from Windmill Vitamin.

     2. Non Compete Fee.

     Windmill Vitamin shall receive an aggregate fee (the "Non-Compete Fee") in consideration of its covenant not-to-compete, the terms and conditions of which are set forth in paragraph 1 hereto, equal to Two Hundred Thousand Dollars ($200,000), payable in four equal installments of Fifty Thousand Dollars ($50,000) each on the fifth through eighth anniversaries of the date hereof, in each case, together with interest thereon, payable quarterly in arrears, commencing with the third month following the month hereof, on the same day of the month as the day hereof (or the last day of the month if there is no corresponding day), at a fluctuating rate per annum equal to prime or an equivalent rate of interest from time to time announced or published by Chemical Bank, N.A., or if the foregoing ceases to exist or ceases to publish a prime rate of interest such other New York money center as Windmill Vitamin and the Company may agree.

     3. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or sent by telefacsimile, registered or certified mail (postage prepaid, return receipt requested) or overnight courier to the parties at the following addresses:

         (a) If to the Company, to:

            Windmill Marketing Services, Inc.
            100 Lehigh Drive
            Fairfield, New Jersey 07006
            Attention: Edward M. Frankel, President
            Telecopier: (201) 575-6782

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             with copies to:

             Morrison Cohen Singer & Weinstein
            750 Lexington Avenue
            New York, New York 10022
            Attention: Stephen A. Cohen, Esq.
            Telecopier: (212) 735-8708

         (b) If to the Windmill Vitamin, to:

             Windmill Natural Vitamin Company, Inc.
             4560 West Touhy Avenue
             Lincolnwood, Illinois 60646
             Attention: Earl Weisman, President
             Telecopier: (708) 498-8978

             with copies to:

             Fred Carman, Esq.
             350 Pfingten Road
             Suite 104
             Northbrook, Illinois 60062-2032
             Telecopier: (708) 498-8978

or to such other persons or at such other addresses or telecopier locations as shall be furnished by either party by like notice to the other, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed.

     4. Modification and Waiver. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

     5. Assignment. The parties acknowledge the personal nature of the services to be rendered hereunder and each agrees that the rights and obligations of the parties to this Agreement may not be assigned by either party.

     6. Entire Agreement. This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements, representations, and understandings of the parties with respect thereto.

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     7. Governing Law; Convenience of Forum: Consent to Jurisdiction.  This
Agreement shall be construed and enforced in accordance with the laws of the State of New York. The parties to this Agreement, acting for themselves and for their respective beneficiaries, heirs, successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably elect as the sole judicial forum for the adjudication of any matters involving money damages and arising under or in connection with this Agreement, and consent and subject themselves to the jurisdiction of, the courts of the state of Illinois located in Cook County, and/or the United States District Court for the same location, in respect of any matter involving money damages and arising under this Agreement. All other matters arising under this Agreement, including those involving equitable remedies sought by either party hereto, shall be brought exclusively in courts of the State of New York located in New York City, and/or the United States District Court for the Southern District of New York, and the parties hereto, acting for themselves and for their beneficiaries, heirs, successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably elect such forum as the sole judicial forum for the adjudication of all such matters, and consent and subject themselves to the jurisdiction of such courts. Service of process, notices and demands of such courts may be made upon any party to this Agreement by personal service at any place where it may be found or giving notice to such party as provided in Paragraph 3 hereof.

     8. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute but one agreement.

     9. Severability of Provisions. It is the desire and intent of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, such provision of this Agreement shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provisions of this Agreement in the particular jurisdiction in which such adjudication is made. In addition, if the scope of any restriction contained in this Agreement is too broad to permit enforcement thereof to its fullest extent in any jurisdiction, then such restriction shall be enforced to the maximum extent permitted by law in such jurisdiction, and Windmill Vitamin hereby consents and agrees that such scope may be judicially modified accordingly in any such jurisdiction in any proceeding brought to enforce such restriction.

     10. Headings. The headings hereof are inserted for convenience of reference only and shall not be deemed to constitute a part hereof.

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     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered on the date and year first above written.

                                      WINDMILL MARKETING SERVICES, INC.

                                      BY:       /s/  EDWARD M. FRANKEL

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                                                    Edward M. Frankel
                                                        President

                                      WINDMILL NATURAL VITAMIN COMPANY, INC.

                                      BY:         /s/  EARL WEISMAN

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                                                      Earl Weisman
                                                        President

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